UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2023

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement

On January 13, 2023, Alliance Coal, LLC ("Alliance Coal"), as borrower, entered into a Credit Agreement (the "Credit Agreement") with various financial institutions, including PNC Bank, National Association as administrative agent (the "Administrative Agent").  Alliance Coal is a wholly-owned subsidiary of Alliance Resource Partners, L.P. (the "Partnership").  The Credit Agreement provides for a $425 million revolving credit facility, including a sublimit of $15.0 million for swingline borrowings, and permits the issuance of letters of credit of up to the full amount of $425 million (the "Revolving Credit Facility"), and a term loan in an aggregate principal amount of $75 million (the "Term Loan").  The Credit Agreement matures on March 9, 2027, at which time the aggregate outstanding principal amount of all Revolving Credit Facility advances and all Term Loan advances are required to be repaid in full.  The Credit Agreement will instead mature on January 30, 2025, if on that date our 7.500% Senior Notes due May 1, 2025, or certain refinancings thereof, are still outstanding and Alliance Coal does not on that date have liquidity of at least $200 million.  Interest is payable no less frequently than quarterly, with principal of the Term Loan due in quarterly installments equal to 6.25% of the original principal amount of the Term Loan beginning with the quarter ending June 30, 2023 and the balance payable at maturity.  The Credit Facility replaces the $459.5 million revolving credit facility extended to Alliance Resource Operating Partners, L.P. (“AROP”) under its Fifth Amended and Restated Credit Agreement, dated as of March 9, 2020 that would have expired on March 9, 2024.

The Credit Agreement is guaranteed by the Partnership, AROP, UC Coal, LLC, UC Mining, LLC, UC Processing, LLC, MGP II, LLC and most of Alliance Coal’s direct and indirect subsidiaries (the "Subsidiary Guarantors").  The Credit Agreement is also secured by the seven active coal mines and related support facilities, substantially all the personal property of Alliance Coal, the Subsidiary Guarantors, UC Coal, LLC, UC Mining, LLC and UC Processing, LLC as well as the limited liability company ownership interests in Alliance Coal, AROP Funding, LLC, and UC Coal, LLC.

Borrowings under the Credit Agreement bear interest, at our option, at either (i) an adjusted one-month, three-month or six-month term rate based on the secured overnight financing rate published by the Federal Reserve Bank of New York, plus the applicable margin or (ii) the Base Rate (“Base Rate”) plus the applicable margin.  The Base Rate is the highest of (i) the Overnight Bank Funding Rate plus 0.50%, (ii) the Administrative Agent’s prime rate, and (iii) the Daily Simple SOFR plus 100 basis points.  The applicable margin for borrowings under the Credit Agreement are determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio (as such term is defined in the Credit Agreement) of Alliance Coal as set forth below:

Consolidated Debt to Consolidated Cash Flow Ratio	Base Rate Advances	Term SOFR Rate Advances / Daily SOFR Advances / Letter of Credit Fees
Level I Greater than or equal to 1.00:1.00	2.50%	3.50%
Level II Less than 1.00:1.00 but greater than or equal to 0.50:1.00	2.25%	3.25%
Level III Less than 0.50:1.00	2.00%	3.00%

The Credit Agreement also provides for other fees, including an annual commitment fee of 0.50% on the undrawn portion of the Revolving Credit Facility and a fee with respect to the available amount under outstanding letters of credit.

The Credit Agreement contains various restrictions affecting Alliance Coal and its subsidiaries, including, among other things, restrictions on incurrence of additional indebtedness and liens, sale of assets, investments, mergers and consolidations and transactions with affiliates.  In each case, these restrictions are subject to various exceptions. In addition, the restrictions apply to the payment of cash distributions if such payment would result in a certain fixed charge coverage ratio (as determined in the Credit Agreement) or in Alliance Coal having liquidity of less than $200 million.  The Credit

Agreement requires us to maintain (a) debt of Alliance Coal to cash flow ratio of not more than 1.5 to 1.0, (b) a consolidated debt of Alliance Coal and AROP to cash flow ratio of not more than 2.5 to 1.0 and (c) an interest coverage ratio of not less than 3.0 to 1.0, in each case, during the four most recently ended fiscal quarters.

The Credit Agreement contains customary provisions regarding events of default which, if not cured within any applicable grace periods, would permit the lenders to declare all outstanding advances immediately due and payable, including but not limited to failure to make timely payments of principal of or interest on the outstanding advances, the failure to comply with covenants or representations in the Credit Agreement, cross-defaults with certain other indebtedness, upon a "Change of Control" (as defined in the Credit Agreement), certain bankruptcy and insolvency related events, certain monetary judgment defaults, and certain claims arising under environmental laws that if, adversely determined, would be material.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1

Credit Agreement, dated as of January 13, 2023, among Alliance Coal, LLC, as borrower, Alliance Resource Operating Partners, L.P., Alliance Resource Partners, L.P., UC Coal, LLC, UC Mining, LLC, UC Processing, LLC and MGP II, LLC as additional Alliance entities and the initial lenders, initial issuing banks and swingline bank named therein, PNC Bank, National Association as administrative agent and collateral agent and PNC Capital Markets LLC, BOKF, NA DBA Bank of Oklahoma, Fifth Third Bank, National Association, Old National Bank and Truist Securities, Inc. as joint lead arrangers and joint bookrunners and the other institutions named therein as documentation agents.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President, Chief Executive Officer
and Chairman

Date: January 20, 2023

4